                             UNDERWRITING AGREEMENT


                                                                   June 17, 1998


     BellSouth Telecommunications, Inc.
     675 West Peachtree Street, N.E.
     Atlanta, Georgia  30375


Ladies and Gentlemen:

          We (the "MANAGER") understand that BellSouth Telecommunications, Inc. (the "COMPANY") proposes to issue and sell $500,000,000 aggregate principal amount of its 6% REset Put Securities, due June 15, 2012 (the "SECURITIES"). The Securities will be issued pursuant to a supplemental indenture dated June 22, 1998 to an indenture dated June 1, 1998 (such indenture, as supplemented, the "INDENTURE") with SunTrust Bank, Atlanta, as trustee (the "TRUSTEE").

          Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell to the underwriters named below (each such underwriter being herein called an "UNDERWRITER"), and each Underwriter agrees,severally and not jointly, to purchase, the principal amount of such Securities set forth below opposite its name at a purchase price of 99.433% of the principal amount, plus accrued interest from June 15, 1998 to the date of payment and delivery:


     Name                                           Principal Amount
     ----                                           ----------------
     Morgan Stanley & Co. Incorporated                $160,000,000
     Lehman Brothers Inc.
                                                      $160,000,000
     J.P. Morgan Securities Inc.
                                                      $ 60,000,000
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated                            $ 60,000,000
     Salomon Brothers Inc                             $ 60,000,000
                                                      ------------
                    Total                             $500,000,000
                                                      ------------

          The Underwriters will pay for such Securities by wire transfer in immediately available funds upon delivery thereof through the book-entry facilities of The Depository Trust Company at 10:00 a.m. (New York time) on June 22, 1998.

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The Securities shall have the following terms:

                    Maturity: June 15, 2012 (subject to the Call Option and Mandatory Put provisions as set forth in Attachment A hereto)

                    Interest Rate: 6%

                    Call Option; Mandatory Put:        As set forth in
                    Attachment A hereto

                    Interest Payment Dates: June 15 and December
                    15 commencing December 15, 1998

                    Initial Public Offering Price: 99.883% of principal amount, plus accrued interest

         If at any time when a Prospectus is required by the Securities Act of 1933, as amended (the "SECURITIES ACT"), to be delivered in connection with any sale of the Securities (including any sale of the Securities by the Callholder, any Dealer or any of their affiliates following any exercise of the Call Option and in connection with any remarketing of the Securities), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Callholder or any such Dealer or for the Company, to amend any registration statement or amend or supplement any prospectus or prospectus supplement in order that such prospectus or prospectus supplement will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend any registration statement or file a new registration statement or amend or supplement any prospectus or issue a new prospectus or prospectus supplement in order to comply with the requirements of the Securities Act or the Securities and Exchange Commission's interpretations of the Securities Act, the Company shall prepare and file with the Securities and Exchange Commission such amendment or supplement as may be necessary to correct such statement or omission or to make any such registration statement or any such prospectus or prospectus supplement comply with such requirements, or prepare and file any such new registration statement and prospectus as may be necessary for such purpose, and furnish to such Callholder or any such Dealer such number of copies of such amendment, supplement, prospectus or other documents as they may reasonably request. In addition, the Company shall, if at any time when a prospectus is required by the Securities Act to be delivered in connection with any sale of the applicable principal amount of the Securities by a Callholder or

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any Dealer or any of their affiliates following the exercise by such Callholder of its Call Option, (i) execute and deliver or cause to be executed and delivered legal documentation (including a purchase agreement or underwriting agreement and registration rights agreement with indemnities, covenants, representations and warranties, comfort letters and legal opinions) in form and substance reasonably satisfactory to such Callholder or Dealer and consistent with the BellSouth Telecommunications, Inc. Underwriting Agreement Standard Provisions (Debt) dated January 1, 1992 (ii) provide promptly upon request updated consolidated financial statements to the date of its latest report filed with the Securities and Exchange Commission and (iii) to the extent the Company and the Callholder or applicable Dealer deem reasonably necessary for successful completion of the Coupon Reset Process, make available senior management of the Company for road show and one-on-one presentations.

ASSIGNMENT OF CALL OPTION

         (a) In consideration for the sum of $14,750,000, the Company will irrevocably assign to the Callholder all of the Company's right, title and interest in, to and under the Call Option subject to the terms and conditions set forth in the Call Option. The Callholder may at any time assign its rights and obligations under its Call Option to an affiliate; provided that (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as Callholder for such Call Option for all purposes. The Callholder may assign its rights under its Call Option without notice to, or consent of, the holders of the Notes to which the Call Option corresponds.

         (b) The Company agrees that it will not take any action that is inconsistent with such assignment and that it will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to such assignment as the Trustee may specify.

         Terms used in the preceding three paragraphs and not otherwise defined shall have the meaning ascribed to them in the Calculation Agency Agreement to be dated as of June 22, 1998 between the Company and Morgan Stanley & Co. Incorporated, as Calculation Agent.

         All the provisions contained in the document entitled the BellSouth Telecommunications, Inc. Underwriting Agreement Standard Provisions (Debt) dated January 1, 1992, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full

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herein.
                                            Very truly yours,

                                            By       MORGAN STANLEY & CO.
                                                     INCORPORATED
                                                     acting on behalf of
                                                     itself and the other
                                                     Underwriters named above


                                            By      /s/ Michael Fusco
                                                    ---------------------------
                                                    Name: Michael Fusco
                                                          Vice President

Accepted:

BELLSOUTH TELECOMMUNICATIONS, INC.

By    /s/ F. W. French
      ----------------------------



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                                                                    ATTACHMENT A



                    CALL OPTION AND MANDATORY PUT PROVISIONS

         On June 15, 2002 holders of the Securities will be entitled to receive 100% of the principal amount thereof either (i) through the exercise of a call option, as provided for in the Indenture or (ii) in the event the call option is not exercised or the call price is not paid, the automatic exercise of a mandatory put to the Company by the Trustee on behalf of the holders of Securities, as provided for in the Indenture.